Exhibit 3.102

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

REGIONAL PATHOLOGY CONSULTANTS, LLC

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION OF

REGIONAL PATHOLOGY CONSULTANTS, LLC

The undersigned, acting as the sole member of a limited liability company under the Utah Limited Liability Company Act, hereby amends and restates the Articles of Organization for such limited liability company as follows:

ARTICLE I:  NAME

The name of the limited liability company is: Regional Pathology Consultants, LLC.

ARTICLE II:  DURATION

The period of duration of the limited liability company shall be perpetual, unless the Company is dissolved upon the occurrence of any of the events provided for under the Utah Limited Liability Company Act.

ARTICLE III:  PURPOSE

The purpose for which the limited liability company is organized to engage in any lawful act or activity for which limited liability companies may be formed under the Utah Limited Liability Company  (the “Act”) and engaging in any and all activities necessary or incidental to the foregoing.

ARTICLE IV:  REGISTERED OFFICE AND AGENT

The name and street address of the limited liability company’s initial registered office is Corporation Service Company, Gateway Tower East, Suite 900, 10 East South Temple, Salt Lake City, UT  84133.

ARTICLE V:  AGENT FOR SERVICE OF PROCESS

The Director of the Division of Corporations and Commercial Code of the Utah Department of Commerce is hereby appointed the agent of the limited liability company for service of process if the registered agent has resigned, the registered agent’s authority has been revoked, or the registered agent cannot be found or served with the exercise of reasonable diligence.

ARTICLE VI:  PRINCIPAL PLACE OF BUSINESS

The principal place of business of the limited liability company shall be Lakeview Hospital, 630 East Medical Drive, Bountiful, Utah 84010.

ARTICLE VII:  MANAGEMENT

The management of the limited liability company is reserved to the sole Member.  The sole Member may delegate its management function to officers to the extent not prohibited under the Utah Limited Liability Company Act.

Under penalties of perjury, the undersigned sole member does hereby declare that these Amended and Restated Articles of Organization have been examined by us and are, to the best of our knowledge and belief, true, correct, and complete on the 9th day of February  2004.

“MEMBER”

STRIGEN, INC.

By:	/s/ JOSEPH SONNIER, M.D.
Name:	Joseph Sonnier, M.D.
Title:	President

The undersigned hereby accepts appointment as registered agent for the above named limited liability company.